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                                                                    EXHIBIT 1.01


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                                HANDSPRING, INC.

                                EQUITY SECURITIES


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                             UNDERWRITING AGREEMENT
                               STANDARD PROVISIONS

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                                HANDSPRING, INC.

                                EQUITY SECURITIES

                            ------------------------

                   UNDERWRITING AGREEMENT STANDARD PROVISIONS

         From time to time, Handspring, Inc., a Delaware corporation ("Handspring"), may enter into one or more underwriting agreements that provide for the sale of certain equity securities (the "Securities"), to the purchaser or purchasers named therein (the "Underwriters"). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (the "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed thereto in the Indenture (as hereinafter defined).

         The terms governing of the issuance and sale of any particular series of Securities shall be as provided in the applicable Underwriting Agreement (with respect to each Underwriting Agreement, such series of Securities are herein referred to as the "Designated Securities").

         1. ISSUANCE OF DESIGNATED SECURITIES. Sales of the Designated Securities may be made from time to time to the Underwriters of the Designated Securities. Any firm or firms designated as the representative or representatives, as the case may be, of the Underwriters of the Designated Securities in the Underwriting Agreement relating thereto will act as the representative or representatives (the "Representative"). The obligation of Handspring to issue and sell any of the Designated Securities and the obligation of any Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. Each Underwriting Agreement shall specify the aggregate principal amount of the Designated Securities, the public offering price of the Designated Securities, the purchase price to the Underwriters of the Designated Securities, the names of the Underwriters of the Designated Securities, the name of the Representative, if any, of such Underwriters, and the principal amount of the Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of the Designated Securities and payment therefor. The Underwriting Agreement shall also specify, to the extent not set forth in the Registration Statement and Prospectus (as hereinafter defined) with respect thereto, the general terms of the Designated Securities. An Underwriting Agreement shall be in writing (which may be in counterparts), and may be evidenced by an exchange of facsimile transmissions. The obligations of the Underwriters under each Underwriting Agreement shall be several and not joint.


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         2. REPRESENTATIONS AND COVENANTS. Handspring represents to, and covenants with, each Underwriter that:

            (a) Handspring meets the requirements for the use of Form S-3 and a registration statement on Form S-3 (Registration No. 333-_____), including a prospectus, relating to the Securities of Handspring has been filed with the Securities and Exchange Commission (the "Commission") in accordance with applicable regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), and has been declared effective under the Act. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement," and such prospectus as proposed to be supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Designated Securities to be filed pursuant to Rule 424 under the Act is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement, and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement. For purposes of this Agreement, "Effective Time" with respect to the Registration Statement means (i) if Handspring has not advised the Representative that is proposes to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act, or (ii) if Handspring has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" with respect to the Registration Statement means the date of the Effective Time thereof.

            (b) At the Effective Time, the Registration Statement and the Prospectus conformed, and any proposed amendments thereof and supplements thereto relating to the Designated Securities will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form with the Exchange Act and the rules and regulations thereunder; on the Effective Date neither the Registration Statement nor the Prospectus as of the date thereof and on the Closing Date included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that Handspring makes no representations as to any statements or omissions made in reliance upon and in conformity with information furnished to Handspring by or on behalf of any Underwriter for use in connection with the preparation of such documents.


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         3. DELIVERY PAYMENT. Delivery of and payment for the Designated
Securities shall be made at the office, on the date and at the time specified in the Underwriting Agreement (the "Closing Date"), which Closing Date may be postponed by agreement between the Underwriters, or the Representative, as the case may be, and Handspring. Delivery of the Designated Securities shall be made to the Underwriters or, if appropriate, the Representative for the respective accounts of the Underwriters, in either case, against payment by the Underwriters directly or through the Representative of the purchase price thereof to or upon the order of Handspring by certified or official bank check or checks payable in New York Clearing House funds, unless otherwise agreed in the Underwriting Agreement. Certificates for the Designated Securities shall be registered in such names and in such denominations as the Representative may request in writing not less than one full business day in advance of the Closing Date.

         If so requested by the Underwriters or the Representative, as the case may be, Handspring agrees to have the Designated Securities available for inspection, checking and packaging in New York, New York, at least one business day prior to the Closing Date.

         4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Designated Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

         5. AGREEMENTS. Handspring agrees with the Underwriters that:

            (a) Handspring will cause the Prospectus Supplement to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters or the Representative, as the case may be, when the Prospectus Supplement has been so filed, and prior to the termination of the offering of the Designated Securities will promptly advise such Underwriters or Representative (i) when any amendment to the Registration Statement has been declared effective or has become effective upon filing pursuant to Rule 462(c) under the Act or any further supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by Handspring of any notification with respect to the suspension of the qualification of the Designated Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Handspring will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Handspring will not file any amendment to the Registration Statement or supplement to the Prospectus relating to the Designated Securities unless it has furnished the Underwriters or the Representative, as the case may be, a copy prior to filing and will not file any such proposed amendment or supplement to which such Underwriters or Representative reasonably objects.

            (b) If, at any time when a prospectus relating to the Designated Securities is required to be delivered under the Act or any other applicable securities law, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue


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statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, Handspring will promptly notify the Underwriters or the Representative, as the case may be, and will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

            (c) Handspring will make generally available to its security holders and to the Underwriters or the Representative, as the case may be, as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of Handspring during which the filing of the Prospectus Supplement pursuant to Rule 424 under the Act first occurs (except not later than 90 days if such filing date-is in the last fiscal quarter), an earnings statement (which need not be audited) of Handspring and its consolidated subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11 (a) of the Act.

            (d) Handspring will furnish to the Underwriters or the Representative, as the case may be, and counsel for such Underwriters or for such Representative copies of the Registration Statement (including, if requested, the exhibits thereto and the documents incorporated by reference in the Prospectus) and each amendment or supplement thereto relating to the Designated Securities which is thereafter filed pursuant to paragraph (a) or (b) of this Section 5 and to each Underwriter, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or other applicable securities laws, as many copies of the Prospectus and any amendments thereof and supplements thereto, relating to the Designated Securities, as such Underwriters or such Representative may reasonably request.

            (e) Handspring will pay (i) all expenses incurred by it in the performance of its obligations under this Agreement, (ii) reasonable fees charged for rating the Designated Securities and for preparing a Blue Sky and Legal Investment Memorandum with respect to the sale of the Designated Securities and (iii) the expenses of printing or otherwise producing and delivering the Designated Securities, the documents specified in paragraph (d) of this Section 5 and any Blue Sky and Legal Investment Memorandum.

            (f) Handspring will use its best efforts to arrange and pay for the qualification of the Designated Securities for sale under the laws of such jurisdictions as the Underwriters or the Representative, as the case may be, may designate and to maintain such qualifications in effect so long as required for the distribution of the Designated Securities; provided, however, that Handspring shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (g) If the sale of the Designated Securities provided for in an Underwriting Agreement is not consummated by reason of any failure, refusal or inability on the part of Handspring to perform any agreement on its part to be performed (except for any failure so to perform on the part of Handspring engendered by a failure, refusal or inability on the part of the Underwriters or any Representative to perform any agreement on their part to be performed) or


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the failure of any condition set forth in Section 6, Handspring will reimburse the several Underwriters who are named in such Underwriting Agreement for all reasonable out-of-pocket disbursements incurred by the Underwriters in connection with their investigation, marketing and preparing to market the Designated Securities, and upon such reimbursement Handspring shall have no further liability to the Underwriters except as provided in Section 7.

            (h) During the period beginning on the date of this Agreement and terminating on the later of (i) the Closing Date or (ii) the date of notice to Handspring by the Representative or the Underwriters, (which shall not exceed forty-five days from the date of this Agreement), Handspring will not offer, sell, contract to sell or otherwise dispose of any Designated Securities of Handspring, or securities convertible into or exchangeable for Designated Securities, without the prior written consent of such Representative or such Underwriters.

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Designated Securities shall be subject to the accuracy of the representations on the part of Handspring contained herein as of the date hereof and the Closing Date, to the performance by Handspring of its obligations hereunder and to the following additional conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or threatened as of the Closing Date;

            (b) Fenwick & West LLP, counsel for Handspring, shall have furnished to the Representative their opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A;

            (c) The Underwriters or the Representative, as the case may be, shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as such Underwriters or Representative may reasonably require;

            (d) Handspring shall have furnished to the Underwriters or the Representative, as the case may be, a certificate, dated the Closing Date, of Handspring, signed by any executive officer of Handspring, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

               (i) The representations of Handspring in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Handspring has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, threatened as of such date; and


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               (iii) Since the date of the most recent financial statements included in or incorporated by reference into the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of Handspring and its consolidated subsidiaries, taken as a whole.

            (e) The Underwriters or the Representative, as the case may be, shall have received from PricewaterhouseCoopers LLP a letter, dated the Closing Date, which letter shall be in form as may be agreed upon among such Underwriters or Representative, Handspring and PricewaterhouseCoopers LLP, and shall cover such matters as may be reasonably requested by such Underwriters or Representative.

            (f) Prior to the Closing Date, Handspring shall have furnished to the Underwriters or the Representative, as the case may be, such further information, certificates and documents as they may reasonably request.

            (g) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of Handspring and its subsidiaries considered as a whole which the Underwriters or the Representative, as the case may be, concludes, in its judgment, after consultation with Handspring, materially impairs the investment quality of the Designated Securities so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus and there shall not have been any decrease in the ratings of any of Handspring's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).

         7. INDEMNIFICATION AND CONTRIBUTION.

            (a) Handspring agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto relating to the Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as so incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Handspring will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to Handspring by or on behalf of any Underwriter through the Representative or the Underwriters, as the case may be,


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for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which Handspring may otherwise have.

            (b) Each Underwriter severally agrees to indemnify and hold harmless Handspring, each of its directors, officers, employees and agents, and each person who controls Handspring within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from Handspring to each Underwriter, but only with reference to information furnished in writing to Handspring by or on behalf of such Underwriter directly or through any Representative for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying- party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)


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unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Handspring or the Underwriters on grounds of policy or otherwise, Handspring and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Handspring or one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and Handspring is responsible for the balance; provided that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Designated Securities) be responsible for any amount in excess of the underwriting discount applicable to the Designated Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls Handspring within the meaning of either the Act or the Exchange Act, each officer of Handspring who shall have signed the Registration Statement and each director of Handspring shall have the same rights to contribution as Handspring, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

         8. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriters or the Representative, as the case may be, by written notice given to Handspring prior to delivery of and payment for the Designated Securities, if prior to such time (i) trading in Handspring's Common Stock or securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Underwriters or such Representative, impracticable or inadvisable to proceed with the offering or delivery of the Designated Securities as contemplated by the Prospectus and Prospectus Supplement.

         9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, indemnities and other statements of Handspring, or its officers and of the Underwriters and/or any Representative set forth in or made pursuant to this Agreement will


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remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Handspring or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections S(e) and 7 hereof shall survive the termination or cancellation of this Agreement.

         10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any Designated Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Designated Securities set forth opposite their names in the appropriate schedule of the Underwriting Agreement bears to the aggregate amount of Designated Securities set forth opposite the names of all the remaining Underwriters) the Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the amount of Designated Securities set forth in the appropriate schedule of the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such nondefaulting Underwriters do not purchase all the Designated Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or Handspring. In the event of a default by any Underwriter as set forth in this
Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative or Underwriters, as the case may be, shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to Handspring and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

         12. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.


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                                    EXHIBIT A

                      [FORM OF FENWICK & WEST LLP OPINION]

                                     [Date]

Underwriter(s)

Gentlemen and Mesdames:


                                       A-1